Exhibit 10

                 Branch Purchase and Assumption Agreement

                                   Dated

                               June 28, 2001

                                As Amended

                              August 22, 2001









            ________________________________________






            BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                             between

                     JEFFERSON HERITAGE BANK

                               and

                 JACKSONVILLE SAVINGS BANK, SSB



                       -CARTHAGE FACILITY-
                         CARTHAGE, TEXAS




                          June 28, 2001





            ________________________________________



                        TABLE OF CONTENTS

                                                                     Page
                                                                     ----
ARTICLE ONE - PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF
LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  SECTION 1.01.  PURCHASE OF ASSETS. . . . . . . . . . . . . . . . .  1
      (a) BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . .  1
      (b) REAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . .  1
      (c) PERSONAL PROPERTY. . . . . . . . . . . . . . . . . . . . .  2
      (d) LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      (e) ASSUMED CONTRACTS. . . . . . . . . . . . . . . . . . . . .  2
      (f) CASH ON HAND . . . . . . . . . . . . . . . . . . . . . . .  2
      (g) SAFE DEPOSIT BOX BUSINESS. . . . . . . . . . . . . . . . .  2
  SECTION 1.02.  ASSUMPTION OF LIABILITIES . . . . . . . . . . . . .  3
      (a) DEPOSIT LIABILITIES. . . . . . . . . . . . . . . . . . . .  3
      (b) ASSUMED CONTRACTS. . . . . . . . . . . . . . . . . . . . .  3
      (c) LIABILITIES NOT ASSUMED BY BUYER . . . . . . . . . . . . .  3
  SECTION 1.03.  NAMES AND MARKS . . . . . . . . . . . . . . . . . .  3

ARTICLE TWO - CLOSING, CALCULATION OF PURCHASE PRICE AND CLOSING
DELIVERIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
  SECTION 2.01.  THE CLOSING . . . . . . . . . . . . . . . . . . . .  4
  SECTION 2.02.  THE CLOSING DATE. . . . . . . . . . . . . . . . . .  4
  SECTION 2.03.  RETIREMENT ACCOUNTS . . . . . . . . . . . . . . . .  4
  SECTION 2.04.  CALCULATION AND PAYMENT OF PURCHASE PRICE . . . . .  4
  SECTION 2.05.  ALLOCATION OF PURCHASE PRICE. . . . . . . . . . . .  6
  SECTION 2.06.  PRORATIONS. . . . . . . . . . . . . . . . . . . . .  6
  SECTION 2.07.  CLOSING DELIVERIES. . . . . . . . . . . . . . . . .  6

ARTICLE THREE - REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . .  8
  SECTION 3.01.  ORGANIZATION. . . . . . . . . . . . . . . . . . . .  8
  SECTION 3.02.  AUTHORIZATION . . . . . . . . . . . . . . . . . . .  8
  SECTION 3.03.  NON-CONTRAVENTION . . . . . . . . . . . . . . . . .  9
  SECTION 3.04.  COMPLIANCE WITH LAW . . . . . . . . . . . . . . . .  9
  SECTION 3.05.  REGULATORY ENFORCEMENT ACTIONS. . . . . . . . . . .  9
  SECTION 3.06.  LITIGATION. . . . . . . . . . . . . . . . . . . . .  9
  SECTION 3.07.  TITLE TO REAL PROPERTY AND OTHER ASSETS . . . . . .  9
  SECTION 3.08.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . 10
  SECTION 3.09.  BROKERAGE . . . . . . . . . . . . . . . . . . . . . 10
  SECTION 3.10.  STATEMENTS TRUE AND CORRECT . . . . . . . . . . . . 10

ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . 10
  SECTION 4.01.  ORGANIZATION. . . . . . . . . . . . . . . . . . . . 10
  SECTION 4.02.  AUTHORIZATION . . . . . . . . . . . . . . . . . . . 10
  SECTION 4.03.  NON-CONTRAVENTION . . . . . . . . . . . . . . . . . 10
  SECTION 4.04.  CONSENTS TO TRANSACTION . . . . . . . . . . . . . . 11

                                i



  SECTION 4.05.  LITIGATION. . . . . . . . . . . . . . . . . . . . . 11
  SECTION 4.06.  FINANCIAL INFORMATION . . . . . . . . . . . . . . . 11
  SECTION 4.07.  COMPLIANCE WITH CAPITAL ADEQUACY AND DEBT
                 GUIDELINES. . . . . . . . . . . . . . . . . . . . . 11
  SECTION 4.08.  COMMUNITY REINVESTMENT ACT. . . . . . . . . . . . . 11
  SECTION 4.09.  BROKERAGE . . . . . . . . . . . . . . . . . . . . . 12
  SECTION 4.10.  STATEMENTS TRUE AND CORRECT . . . . . . . . . . . . 12

ARTICLE FIVE - AGREEMENTS OF THE SELLER. . . . . . . . . . . . . . . 12
  SECTION 5.01.  BUSINESS IN ORDINARY COURSE . . . . . . . . . . . . 12
  SECTION 5.02.  BREACHES  . . . . . . . . . . . . . . . . . . . . . 12
  SECTION 5.03.  CONSENTS TO ASSUMED CONTRACTS . . . . . . . . . . . 13
  SECTION 5.04.  TITLE COMMITMENT. . . . . . . . . . . . . . . . . . 13
  SECTION 5.05.  CONSUMMATION OF AGREEMENT . . . . . . . . . . . . . 13
  SECTION 5.06.  ACCESS TO INFORMATION . . . . . . . . . . . . . . . 13

ARTICLE SIX - AGREEMENTS OF THE BUYER. . . . . . . . . . . . . . . . 14
  SECTION 6.01.  REGULATORY APPROVALS. . . . . . . . . . . . . . . . 14
  SECTION 6.02.  BREACHES. . . . . . . . . . . . . . . . . . . . . . 14
  SECTION 6.03.  CONSUMMATION OF AGREEMENT . . . . . . . . . . . . . 14
  SECTION 6.04.  ACCESS TO INFORMATION . . . . . . . . . . . . . . . 14

ARTICLE SEVEN - CONDITIONS PRECEDENT TO THE BRANCH PURCHASE AND
ASSUMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  SECTION 7.01.  CONDITIONS TO SELLER'S OBLIGATIONS. . . . . . . . . 14
  SECTION 7.02.  CONDITIONS TO BUYER'S OBLIGATIONS . . . . . . . . . 15

ARTICLE EIGHT - TERMINATION OR ABANDONMENT . . . . . . . . . . . . . 16
  SECTION 8.01.  MUTUAL AGREEMENT. . . . . . . . . . . . . . . . . . 16
  SECTION 8.02.  BREACH OF REPRESENTATIONS OR AGREEMENTS . . . . . . 16
  SECTION 8.03.  FAILURE OF CONDITIONS . . . . . . . . . . . . . . . 16
  SECTION 8.04.  APPROVAL DENIAL . . . . . . . . . . . . . . . . . . 16
  SECTION 8.05.  AUTOMATIC TERMINATION . . . . . . . . . . . . . . . 17

ARTICLE NINE - TRANSITIONAL AND POST-CLOSING MATTERS . . . . . . . . 17
  SECTION 9.01.  NOTIFICATION TO BRANCH OFFICE CUSTOMERS . . . . . . 17
  SECTION 9.02.  PAYMENT OF INSTRUMENTS. . . . . . . . . . . . . . . 18
  SECTION 9.03.  STATEMENTS. . . . . . . . . . . . . . . . . . . . . 18
  SECTION 9.04.  LIMITED CORRESPONDENT . . . . . . . . . . . . . . . 18
  SECTION 9.05.  UNCOLLECTED ITEMS . . . . . . . . . . . . . . . . . 18
  SECTION 9.06.  LOANS . . . . . . . . . . . . . . . . . . . . . . . 18
  SECTION 9.07.  ACH . . . . . . . . . . . . . . . . . . . . . . . . 19
  SECTION 9.08.  ACCESS TO RECORDS . . . . . . . . . . . . . . . . . 19
  SECTION 9.09.  INFORMATION REPORTING . . . . . . . . . . . . . . . 19
  SECTION 9.10.  TRANSITION. . . . . . . . . . . . . . . . . . . . . 19

ARTICLE TEN - INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . 20
  SECTION 10.01.  INDEMNIFICATION OF BUYER . . . . . . . . . . . . . 20

                                ii



  SECTION 10.02.  INDEMNIFICATION OF SELLER. . . . . . . . . . . . . 20
  SECTION 10.03.  PROCEDURE AND LIMITATIONS. . . . . . . . . . . . . 20

ARTICLE ELEVEN - GENERAL . . . . . . . . . . . . . . . . . . . . . . 21
  SECTION 11.01.  CONFIDENTIAL INFORMATION . . . . . . . . . . . . . 21
  SECTION 11.02.  PUBLICITY. . . . . . . . . . . . . . . . . . . . . 21
  SECTION 11.03.  RETURN OF DOCUMENTS. . . . . . . . . . . . . . . . 21
  SECTION 11.04.  NOTICES  . . . . . . . . . . . . . . . . . . . . . 21
  SECTION 11.05.  EXPENSES . . . . . . . . . . . . . . . . . . . . . 22
  SECTION 11.06.  LIABILITIES. . . . . . . . . . . . . . . . . . . . 23
  SECTION 11.07.  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                  AGREEMENTS . . . . . . . . . . . . . . . . . . . . 23
  SECTION 11.08.  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . 23
  SECTION 11.09.  HEADINGS AND CAPTIONS. . . . . . . . . . . . . . . 23
  SECTION 11.10.  WAIVER, AMENDMENT OR MODIFICATION. . . . . . . . . 23
  SECTION 11.11.  RULES OF CONSTRUCTION. . . . . . . . . . . . . . . 23
  SECTION 11.12.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . 23
  SECTION 11.13.  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . 24
  SECTION 11.14.  GOVERNING LAW; ASSIGNMENT. . . . . . . . . . . . . 24
  SECTION 11.15.  PERMITTED EXCEPTIONS . . . . . . . . . . . . . . . 24
  SECTION 11.16.  TIME OF ESSENCE. . . . . . . . . . . . . . . . . . 24

  SCHEDULE A - LEGAL DESCRIPTION OF REAL PROPERTY
  SCHEDULE B - DESCRIPTION OF PERSONAL PROPERTY
  SCHEDULE C - LOANS
  SCHEDULE D - SAFE DEPOSIT BOX BUSINESS
  SCHEDULE E - DEPOSIT LIABILITIES
  SCHEDULE F - ASSUMED CONTRACTS

  EXHIBIT 1 - FORM OF ASSIGNMENT AND ASSUMPTION OF DEPOSIT LIABILITIES
              AGREEMENT
  EXHIBIT 2 - FORM OF ASSIGNMENT AND ASSUMPTION OF CONTRACTS AGREEMENT
  EXHIBIT 3 - FORM OF BILL OF SALE
  EXHIBIT 4 - FORM OF ASSIGNMENT, TRANSFER AND APPOINTMENT OF SUCCESSOR
              TRUSTEE FOR IRA ACCOUNTS
  EXHIBIT 5 - FORM OF LIMITED POWER OF ATTORNEY












                               iii



             BRANCH PURCHASE AND ASSUMPTION AGREEMENT


     This BRANCH PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") is made and executed as of the 28 day of June, 2001, by and between Jefferson Heritage Bank, a federal savings bank with its main office located in Denton, Texas ("Seller"), Union Planters Holding Corporation, a Tennessee corporation ("UPHC"), and Jacksonville Savings Bank, SSB, a Texas savings bank with its main office located in Jacksonville, Texas ("Buyer").

                     W I T N E S S E T H:

     WHEREAS, Seller owns and operates a branch banking office located at 119 South Market, Carthage, Texas (the "Branch
Office"); and

     WHEREAS, Seller desires to sell and Buyer desires to acquire the Branch Office, and, in that regard, Seller desires to sell and the Buyer desires to purchase and acquire certain assets related thereto maintained at the Branch Office; and

     WHEREAS, Seller desires to transfer and the Buyer desires to assume certain deposit accounts maintained at or for the Branch
Office and certain other liabilities pertaining to the continuing operations thereof; and

     WHEREAS, Buyer desires to have the ability to look to UPHC in connection with certain post-closing representations, warranties and agreements that survive the Closing (as hereinafter defined) as specified herein.

     NOW, THEREFORE, in consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows:

                           ARTICLE ONE

    PURCHASE AND SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

     SECTION 1.01. Purchase of Assets. Upon the terms and subject to the conditions and representations set forth herein, Seller shall sell, convey, assign and transfer to Buyer, and Buyer shall purchase and accept from Seller, all right, title and interest of Seller in and to the following assets (collectively, the "Assets") as of the close of business on the Closing Date (as defined in Section 2.02 below):

          (a) Books and Records. All books, records and files directly relating to the Assets and the Assumed Liabilities (as defined in Section
1.02 below) being transferred to Buyer hereunder (collectively, the "Records").

          (b) Real Property. All of Seller's interest in the real estate located at 119 South Market, Carthage, Texas, upon which the Branch Office is operated, more particularly described in Schedule A to this Agreement, including the building and other improvements thereto (the "Real Property").



          (c) Personal Property. The furniture, fixtures, equipment, improvements and other items of tangible personal property located at the Branch Office as of the close of business on the Closing Date, together with sign structures, and all personal property used in connection with the safe deposit box business being transferred to Buyer hereunder (exclusive of the contents of leased safe deposit boxes) (collectively, the "Personal Property"), as set forth on Schedule B to this Agreement. If, prior to the Closing Date, any item of Personal Property is stolen, destroyed or otherwise lost, such item shall be excluded from the sale contemplated hereby, and the term "Personal Property" as used herein shall exclude any such item(s). If, prior to the Closing Date, any item of Personal Property is damaged by fire or other casualty, such item(s), if reasonably repairable, shall be sold to Buyer (in accordance with the provisions hereof) and the insurance proceeds relating to such item shall be assigned to Buyer, it being understood that if any such item is not reasonably repairable, it shall be excluded from the sale contemplated hereby.

          (d) Loans. All loans of Seller attributed to the Branch Office as of the Closing Date (the "Loans"), a list of which as of April 26, 2001, is set forth on Schedule C to this Agreement; provided, that Loans (i) shall not include any Loan set forth on Schedule C that is repaid in full as to principal and interest prior to the Closing Date, (ii) shall include all Loans, whether or not funded, made after the date of Schedule C, provided Buyer has had an opportunity to review such Loans and has agreed to purchase such Loans, and (iii) shall include all deposit-related overdrafts (other than those thirty (30) days or more past due), including overdrafts pursuant to an overdraft protection plan, if any. All Loans shall be assigned to Buyer without recourse against Seller and without any warranties or representations as to their collectibility or the creditworthiness of any of the obligors of such Loans.

          (e) Assumed Contracts. Seller's rights under, or created by, the Assumed Contracts (as defined in Section 1.02(b) below).

          (f) Cash on Hand. All teller working cash, petty cash and vault cash at the Branch Office as of the close of business on the Closing Date (the "Cash on Hand").

          (g) Safe Deposit Box Business. All safe deposit box business located at the Branch Office as of the close of business on the Closing Date (the "Safe Deposit Box Business"). A list of leased safe deposit boxes as of January 1, 2001, is set forth on Schedule D hereto. The Safe Deposit Box Business includes, without limitation, safe deposit box contracts, the removable safe deposit boxes (exclusive of the contents of leased safe deposit boxes) and safe deposit stacks in the vault and all keys and combinations thereto.

     Section 1.02. Assumption of Liabilities. Upon the terms and subject to the conditions set forth herein, Seller shall transfer and assign to Buyer, and Buyer shall assume from Seller and agree to pay, perform and discharge, by documentation reasonably satisfactory as to form and substance to Seller, as of the close of business on the Closing Date, the following liabilities, and none other (collectively, the "Assumed Liabilities"):

          (a) Deposit Liabilities. All deposit liabilities maintained at the Branch Office, in accordance with the terms of the agreements pertaining to such deposits, as shown on the books and records of Seller as of the close of business on the Closing Date, including accrued but

                                2



unpaid interest thereon through the Closing Date, except as provided in Section 2.03(c) hereof (the "Deposits" or "Deposit Liabilities"), which such Deposit Liabilities as they existed on April 20, 2001, are identified on Schedule E hereto. As used herein, the term "deposit liabilities" shall include all of the deposit products offered by Seller from the Branch Office, including, without limitation, passbook accounts, statement accounts, checking accounts, money market accounts, and certificates of deposit.

          (b) Assumed Contracts. The obligations and liabilities of Seller arising from and after the Closing Date under any and all contracts and leases relating to the operation or maintenance of the Branch Office that are assignable by Seller to Buyer, which contracts and leases as of the date hereof are identified on Schedule F hereto (collectively, the "Assumed Contracts").

          (c) Liabilities Not Assumed by Buyer. Other than those liabilities specifically assumed in Sections 1.02(a), 1.02(b) and 2.03 hereof, Buyer shall not assume any liabilities of Seller, whether known or unknown, disclosed or undisclosed, contingent or otherwise, which have arisen or may arise or be established in connection with the conduct of business at the Branch Office prior to the Closing Date (the "Excluded Liabilities").

     Section 1.03. Names and Marks. Seller is not selling, assigning, conveying, transferring or delivering, nor shall Buyer acquire, any rights or interest in or to: (a) the name "Jefferson Heritage Bank" or any derivation thereof, or (b) any logos, service marks or trademarks, advertising materials or slogans or any similar items used by Seller in connection with its business, whether or not such is or was copyrighted or registered. Preceding the Closing Date, Seller shall begin the removal from the Branch Office of signs, logos and other insignia identifying or identified with Seller.
No signs, logos or insignia identifying or identified with Buyer may be installed in or affixed to the premises until after the close of business on the last business day preceding the Closing.
On and after the Closing Date, Buyer shall not use the name or service mark of Seller in any manner in connection with the operation of the Branch Office, except in accordance with the provisions of Section 9.01 hereof. No activity conducted by Buyer on or after the Closing Date shall state or imply that Seller is in any way involved as a partner, joint venturer or otherwise in the business of Buyer. Buyer shall, at Seller's request and expense, return to Seller any remaining signs, logos and insignia of Seller removed by Buyer from the Branch Office after Closing.

                         ARTICLE TWO

CLOSING, CALCULATION OF PURCHASE PRICE AND CLOSING DELIVERIES

     Section 2.01. The Closing. The closing of the purchase and assumption transaction contemplated by this Agreement (the "Closing") shall take place at such location as the parties may agree at 10:00 a.m. Central Time on the Closing Date described in Section 2.02 of this Agreement.

     Section 2.02. The Closing Date. The Closing shall take place on a date mutually agreed upon, in writing, by the parties, but in any case, on or before the thirty-first (31st) day following the receipt of all approvals from any regulatory authorities having jurisdiction over the

                                3



transaction contemplated hereby, and the satisfaction of all conditions and the lapse of all applicable waiting periods associated therewith. The purchase and assumption transaction contemplated by this Agreement shall become effective at the close of business on the day of the Closing (the "Closing Date").

     Section 2.03.  Retirement Accounts.

          (a) At the Closing, Seller shall resign as trustee and custodian with respect to any individual retirement account ("IRA Account") as to which Seller is trustee or custodian and as to which one or more of the assets included therein is a deposit included within the Deposits transferred to Buyer on the Closing Date. At the Closing, Seller shall designate or appoint Buyer as successor trustee or custodian under each such IRA Account.

          (b) Buyer covenants and agrees that it will, following its designation or appointment as successor trustee or custodian under the IRA Accounts, promptly and faithfully perform, fulfill, and discharge each of the obligations required to be performed by the trustee or custodian with respect to such accounts pursuant to law, or pursuant to the governing documents establishing such IRA Account.

          (c) If an individual depositor holding an IRA Account refuses to accept the designation or appointment of Buyer as successor trustee or custodian with respect to any such IRA Account, Buyer shall promptly so inform Seller, and none of the deposits contained in such IRA Account shall be treated as Deposit
Liabilities hereunder, but shall remain the liability and obligation of Seller.

     Section 2.04. Calculation and Payment of Purchase Price. The calculation and payment of the Purchase Price (defined herein) shall be made as follows:

          (a) Seller shall pay to Buyer an amount of cash (the "Purchase Price"), in addition to the transfer of Cash on Hand, equal to:

               (i) the aggregate amount of principal and accrued interest of the Deposit Liabilities; plus

               (ii)  the net amount of any prorated items required by Section
                     2.06 hereof owed by Seller to Buyer; minus

               (iii) a nonrefundable conversion fee equal to $35,000 per
                     branch to offset consideration of Seller's expenses related to data processing conversion; minus

               (iv) the Acquisition Value (defined herein) of the Assets (exclusive of the Cash on Hand); minus

               (v)   the amount of Cash on Hand; minus

               (vi)  the net amount of any prorated items required by Section
                     2.06 hereof owed by Buyer to Seller; minus

                                4



               (vii) the "Premium", which shall be equal to 8% of the Deposits at Closing.

          (b) On the Closing Date, Seller shall transfer to Buyer, by wire transfer in immediately available funds to an account designated by Buyer, an amount which Seller estimates to be the amount of the Purchase Price, which estimated amount shall be based upon the Deposit Liabilities, the proration amounts, and the Cash on Hand as of the close of business on the second business day prior to the Closing Date (the "Estimated Purchase Price").

          (c) On the fifteenth (15th) business day after the Closing Date or such earlier date as may be agreed to in writing by the parties (the "Adjustment Payment Date"), an adjustment payment
(the "Adjustment Payment") shall be made either by Seller to Buyer or by Buyer to Seller, as appropriate, so as to correct any discrepancy between the amount of the Estimated Purchase Price paid under the preceding paragraph and the Purchase Price calculated in accordance with this Section 2.04. Seller shall provide, at Buyer's request, a closing statement which reflects the calculation of the Adjustment Payment relative to the Estimated Purchase Price. The Adjustment Payment due to either party pursuant to this paragraph shall be paid to such party on the Adjustment Payment Date by the other party by wire transfer in immediately available funds to an account designated by the payee party.

          (d) For purposes of this Agreement, the "Acquisition Value" of the Assets shall be the sum of the following:

               (i) the aggregate outstanding principal and earned but unpaid interest on the Loans, together with any late charges accrued thereon, as of the close of business on the Closing Date, excluding any loan loss reserve or general reserve which may be associated with the Loans; plus

               (ii) the appraised value of the Real Property of $212,000 as specified in Schedule A; plus

               (iii) the net book value of the Personal Property as of the close of business on the Closing Date, which amount as of April 20, 2001 is specified in Schedule B.

     Section 2.05.  Allocation of Purchase Price.  The Purchase
Price, as adjusted in accordance with Section 2.04(c) above, and the liabilities assumed by Buyer pursuant to Section 1.02 hereof shall be allocated on an allocation schedule to be agreed upon by Buyer and Seller within forty-five (45) days after the Closing Date. The allocation is intended to comply with the allocation method required by Section 1060 of the Internal Revenue
Code of 1986, as amended. The parties shall (i) each report the federal, state and local and other tax consequences of the purchase and assumption contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedule and (ii) take no position in any tax filing, return, proceeding, audit or otherwise which is inconsistent with such allocation.

     Section 2.06. Prorations. The parties intend that Seller shall operate for its own account the business conducted at the Branch Office until the close of business on the Closing Date, and that the Buyer shall operate such business for its own account on and after the Closing Date. Thus, except as otherwise specifically provided in this Agreement, items of expense directly

                                5



attributable to the operation of the Branch Office (which shall not include any general overhead expenses of Seller) shall be prorated as of the close of business on the Closing Date, whether or not such adjustment would normally be made as of such time, including, without limitation, (i) telephone, electric, gas, water, and other utility services (to the extent it is not possible to transfer such services into the name of Buyer as of the Closing
Date), (ii) taxes associated with the Real Property and Personal Property, (iii) assessments (including, without limitation, assessments attributable to FDIC deposit insurance), (iv) payments due on Assumed Contracts, and (v) similar expenses related to the Assets transferred hereunder. To the extent any such item has been prepaid by Seller for a period extending beyond the Closing Date, there shall be a proportionate adjustment in favor of Seller. Notwithstanding the foregoing, any unearned non-interest income associated with the Safe Deposit
Box Business shall not be prorated between the parties as of the Closing Date.

     Section 2.07.  Closing Deliveries.



          (a)  At the Closing, Seller shall deliver to Buyer:

               (i) a Certificate or Certificates signed by an appropriate officer of Seller stating that (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Sections 7.02(b) and 7.02(d), insofar as
                     Section 7.02(d) pertains to approvals required to be obtained by Seller, have been satisfied or waived as provided therein;

               (ii) a certified copy of the resolutions of the Board of Directors of Seller authorizing the execution of this Agreement and the consummation of the purchase and assumption transaction contemplated hereby;

               (iii) evidence of payment to Buyer, by wire transfer in
                     immediately available funds to an account designated by Buyer, of the Estimated Purchase Price;

               (iv) an executed Assignment and Assumption of Deposit Liabilities Agreement in substantially the form set forth in Exhibit 1 hereto;

               (v) an executed Assignment and Assumption of Contracts Agreement in substantially the form set forth in
                     Exhibit 2 hereto;

               (vi) an executed Bill of Sale in substantially the form set forth in Exhibit 3 hereto;

               (vii) a special warranty deed (subject to Permitted
                     Exceptions, as such term is defined in Section 11.15 hereof), conveying the Real Property to the Buyer, together with a commitment for title insurance with respect to the Real Property;

                                6



               (viii)an executed Assignment, Transfer and Appointment of
                     Successor Trustee for IRA Accounts in substantially the form set forth in Exhibit 4;

               (ix) an executed Limited Power of Attorney in substantially the form set forth in Exhibit 5;

               (x) such other bills of sale, assignments, and other instruments and documents as counsel for Buyer may reasonably require as necessary or desirable for transferring, assigning and conveying to Buyer good, marketable and insurable title to the Assets, including such assignments as are necessary to convey Seller's rights to the notes and all security interests and liens relating to any Loans secured by motor vehicles;

               (xi) listings of the Deposit Liabilities as of the Closing Date (the "Deposit Listings") on magnetic tape or utilizing such other method of information transfer as the parties may mutually agree, which Deposit Listings shall include, for each account, the account number, outstanding principal balance, and accrued interest; and

               (xii) such Records as are capable of being delivered to
                     Buyer, which Records (other than the current promissory notes related to the Loans which shall be originals), may, at Seller's option, be delivered by delivery of imaged, photocopies or other non-original and non-paper media in lieu of original copies.

          (b)  At the Closing, Buyer shall deliver to Seller:

               (i) a Certificate or Certificates signed by an appropriate officer of Buyer stating that (A) each of the representations and warranties contained in Article Four is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Sections 7.01(b) and 7.01(d), insofar as Section 7.01(d) pertains to approvals required to be obtained by Buyer, have been satisfied or waived as provided therein;

               (ii) a certified copy of the resolutions of the Board of Directors of Buyer authorizing the execution of this Agreement and the consummation of the purchase and assumption transaction contemplated hereby;

               (iii) an executed Assignment and Assumption of Deposit
                     Liabilities Agreement in substantially the form set forth in Exhibit 1 hereto;

               (iv) an executed Assignment and Assumption of Contracts Agreement in substantially the form set forth in Exhibit 2 hereto; and

                                7



               (v) an executed Assignment, Transfer and Appointment of Successor Trustee for IRA Accounts in substantially the form set forth in Exhibit 4 hereto.

                          ARTICLE THREE

            REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby makes the following representations and warranties:

     Section 3.01. Organization. Seller is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States, and has the corporate power to carry on its business as the same is being conducted at the Branch Office and to effect the transactions contemplated herein.

     Section 3.02. Authorization. All necessary corporate actions have been taken to authorize the execution of this Agreement on Seller's behalf by Seller's duly authorized officers and the performance by Seller of its obligations hereunder. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

     Section 3.03. Non-Contravention. The execution and delivery of this Agreement by Seller do not, and, subject to the receipt of all required approvals and consents, including but not limited to regulatory approvals, the consummation of the transaction contemplated by this Agreement will not, constitute a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture, or instrument to which Seller is a party, or by which it or any of its assets or property is bound, which breach, violation, or default would have a material adverse effect on the business or properties of the Branch Office after the Closing Date.

     Section 3.04. Compliance with Law. Seller has all licenses, franchises, permits and other overnmental authorizations that are legally required to enable it to conduct its business at the Branch Office as presently conducted in all material respects.

     Section 3.05. Regulatory Enforcement Actions. Seller is not subject to, and has not received any notice or advice that it may be subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or engaged in the insurance of deposits of banks or any other governmental agency having supervisory or regulatory authority with respect to Seller which could have a material adverse effect on the operation of the Branch Office after the Closing Date.

     Section 3.06. Litigation. There is no litigation, claim or other proceeding pending or, to the knowledge of Seller, threatened, against Seller arising out of Seller's operation of the Branch

                                8



Office, materially affecting any of the Assets or Assumed Liabilities, or materially affecting the ability of Seller to carry out this Agreement or any of the transactions contemplated hereby.

     Section 3.07. Title to Real Property and Other Assets. As to the Real Property, Seller is the owner of a fee simple interest in the Real Property, free and clear of any liens, mortgages, pledges or other security interests and subject only to Permitted Exceptions and those exceptions accepted or waived by Buyer. In addition to the Real Property, Seller has good and marketable title to all other assets comprising the Assets. The Assets to be transferred pursuant to this Agreement are sold "AS IS," without any warranty, express or implied, whether of merchantability, fitness for a particular use or purpose, or otherwise (except as to title), all of which warranties are hereby disclaimed.

     Section 3.08.  Environmental Matters.  Seller makes no
representation or warranty of any kind to Buyer or any third party whatsoever, express or implied, with respect to the presence of any contamination, asbestos, petroleum products, or hazardous substances or materials on, in, under, or above the Real Property or any improvements thereon, or with respect to the compliance with any applicable environmental laws of any of the improvements located on the Real
Property.

     Section 3.09. Brokerage. Except for Baxter Fentriss and Company, the fees of which will be paid by Seller, there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the purchase and assumption transaction contemplated by this Agreement.

     Section 3.10. Statements True and Correct. No representation or warranty by Seller contained in this Agreement (including, without limitation, the Schedules hereto) contains any untrue statement of fact or omits any statement of fact necessary to make the statements herein not materially misleading.

                              ARTICLE FOUR

                 REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby makes the following representations and warranties:

     Section 4.01. Organization. Buyer is a state savings bank duly organized, validly existing and in good standing under the laws of the State of Texas, and has the corporate power to carry on its business as the same is being conducted and to assume the liabilities being transferred and to effect the transactions contemplated herein.

     Section 4.02. Authorization. Buyer's Board of Directors has, by all appropriate action, approved this Agreement and the purchase and assumption transaction contemplated herein and authorized the execution hereof on its behalf by its duly authorized officers and the performance by Buyer of its obligations hereunder. This
Agreement has been duly and validly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization or

                                9



other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

     Section 4.03. Non-Contravention. The execution and delivery of this Agreement by Buyer do not, and, subject to the receipt of all required approvals and consents, including but not limited to regulatory approvals, the consummation of the transaction contemplated by this Agreement will not, constitute a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture, or instrument to which Buyer is a party, or by which it or any of its assets or property is bound, which breach, violation, or default would have a material adverse effect on Buyer.

     Section 4.04. Consents to Transaction. The consummation of the purchase and assumption transaction contemplated by this Agreement does not require Buyer to obtain the prior consent or approval of any person, other than regulatory approval from the appropriate regulatory authorities.

     Section 4.05. Litigation. There are no governmental or administrative proceedings or other proceedings, litigation, judgment or claims pending or threatened against Buyer or any of its affiliates affecting the ability of Buyer to carry out this Agreement, or any of the transactions contemplated hereby, or which will materially affect
Buyer or its operation of the Branch Office after the Closing
Date.

     Section 4.06. Financial Information. Since the date of Buyer's most recent Call Report as submitted to its primary regulatory authority, there has not occurred any material adverse change in the financial condition, business, prospects or affairs of Buyer, and Buyer has paid all of the debts and obligations in connection with the operation of its business as they became due (except those, if any, contested in good faith).

     Section 4.07. Compliance with Capital Adequacy and Debt Guidelines. Buyer, on a stand-alone basis, meets or exceeds, as of March 31, 2001, and on a pro forma basis as of such date reflecting the purchase and assumption transaction contemplated hereby, (i) all applicable capital adequacy regulatory standards and (ii) all applicable debt-to-equity regulatory guidelines. Buyer knows of no reason why the approvals, consents or waivers of governmental authorities required to complete the purchase and assumption transaction contemplated hereby will not be obtained in a timely manner so as to permit the consummation of such transaction to occur on or before September 30, 2001.

     Section 4.08. Community Reinvestment Act. Buyer is in compliance in all material respects with the Community Reinvestment Act and its implementing regulations, and Buyer has no knowledge of threatened or pending actions, proceedings, or allegations by any person or regulatory agency which may cause any applicable regulatory authority to deny any application required to be filed pursuant to Section 6.01 hereof.
In addition, Buyer has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

     Section 4.09. Brokerage. There are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the purchase and assumption transaction contemplated by this Agreement.

                                10



     Section 4.10. Statements True and Correct. No representation or warranty by Buyer contained in this Agreement contains any untrue statement of fact or omits any statement of fact necessary to make the statements herein not materially misleading.

                           ARTICLE FIVE

                     AGREEMENTS OF THE SELLER

     Section 5.01.  Business in Ordinary Course.

          (a) Except as may be required to obtain regulatory approvals or as otherwise may be required by any regulatory authority, after the date of this Agreement, Seller shall not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld):

               (i) cause or permit the Branch Office to engage or participate in any material transaction or incur or sustain any material obligation except in the ordinary course of business;

               (ii) accept any deposits at rates in excess of those being paid generally at other branches of Seller; or

               (iii) undertake any actions which are inconsistent with a
                     program to use all reasonable efforts to maintain good relations with employees employed at, and customers of, the Branch Office, unless such actions are required or permitted by this Agreement or required by any regulatory authority.

          (b) Seller shall not, without the prior written consent of Buyer, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of Seller contained in Article Three hereof, if such representations and warranties were given as of the date of such transaction or action.

          (c) Seller shall promptly notify Buyer in writing of the occurrence of any matter or event known to and directly involving Seller, which would not include any changes in conditions that affect the banking industry generally, that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of the Branch Office.

     Section 5.02. Breaches. Seller shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach
(or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Buyer and use its best efforts to prevent or promptly remedy the same.

     Section 5.03. Consents to Assumed Contracts. Seller shall use commercially reasonable efforts to obtain all necessary consents with respect to all interests of Seller in the Assumed Contracts which require the consent of another person for their transfer or assumption pursuant to this Agreement, if any.

                                11



     Section 5.04. Title Commitment. Seller shall provide Buyer with a commitment for title insurance with respect to the Real Property within thirty (30)days after the execution of this Agreement. Buyer shall have ten (10) days after the receipt of the commitment for title insurance to object, in writing, to any exceptions or other matters contained therein. If no objections are made, Buyer shall be deemed to have accepted the status of title. Buyer and Seller agree that Buyer accepts and waives objections to Permitted
Exceptions. Buyer and Seller hereby acknowledge their mutual understanding that Seller is under no obligation to cause any exceptions or other matter to which Buyer may have objected to be corrected.

     Section 5.05. Consummation of Agreement. Seller shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the purchase and assumption transaction contemplated by this Agreement in accordance with the terms and provisions hereof. Seller shall furnish to Buyer in a timely manner all information, data and documents in the possession of Seller requested by Buyer as may be required to obtain any necessary regulatory or other approvals of the purchase and assumption transaction contemplated by this Agreement and shall otherwise cooperate fully with Buyer to carry out the purpose and intent of this Agreement.

     Section 5.06. Access to Information. Seller shall permit Buyer reasonable access, in a manner whichwill avoid undue disruption or interference with Seller's normal operations, to the Branch Office and shall disclose and make available to Buyer at the Branch Office or the Rowlette, Texas office of Seller all books, documents, papers and records relating to the Branch Office, its assets, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, material contracts and agreements, loan files, filings with any regulatory authority, litigation files, and any other business activities or prospects in which Buyer may have a reasonable and legitimate interest in furtherance of the purchase and assumption transaction contemplated by this Agreement. Buyer will hold any such information in accordance with the provisions of Section 11.01 hereof.

                        ARTICLE SIX
                  AGREEMENTS OF THE BUYER

     Section 6.01. Regulatory Approvals. Buyer shall file, within fifteen (15) business days after the date of this Agreement, all regulatory applications required in order to consummate the purchase and assumption transaction contemplated by this Agreement, including but not limited to the necessary applications for the prior approval of the Texas Savings and Loan Department and the Federal Deposit Insurance Corporation. Buyer shall provide to Seller a copy of such applications and correspondence pertaining thereto contemporaneously with the filing or receipt of same. Seller will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 11.01 hereof. Buyer shall timely file all documents required to obtain all necessary permits and approvals required to carry out the purchase and assumption transaction contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis.

     Section 6.02. Breaches. Buyer shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a

                                12



breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Seller and use its best efforts to prevent or promptly remedy the same.

     Section 6.03. Consummation of Agreement. Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the purchase and assumption transaction contemplated by this Agreement in accordance with the terms and conditions hereof.

     Section 6.04. Access to Information. Buyer shall permit Seller reasonable access in a manner which will avoid undue disruption or interference with Buyer's normal operations to its properties and shall disclose and make available to Seller such information of Buyer in which Seller may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Seller will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 11.01 hereof.

                         ARTICLE SEVEN

  CONDITIONS PRECEDENT TO THE BRANCH PURCHASE AND ASSUMPTION

     Section 7.01. Conditions to Seller's Obligations. Seller's obligations to effect the purchase and assumption transaction contemplated by this Agreement shall be subject to the satisfaction (or waiver by Seller) prior to or on the Closing Date of the following conditions:

          (a) The representations and warranties made by Buyer in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

          (b) Buyer shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

          (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and assumption transaction contemplated by this Agreement shall be in effect nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the purchase and assumption transaction contemplated by this Agreement which makes the consummation of such transaction illegal;

         (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the purchase and assumption transaction contemplated by this Agreement shall have been obtained in a manner and form reasonably satisfactory to Seller, and all waiting periods required by law shall have expired;

                                13



        (e) Seller shall have received all documents required to be received from Buyer on or prior to the Closing Date, all in form and substance reasonably satisfactory to Seller; and

        (f) Buyer shall have accepted status of title as reflected in the commitment for title insurance (as such commitment may have been modified) delivered by Seller pursuant to Section 5.04 hereof.

     Section 7.02. Conditions to Buyer's Obligations. Buyer's obligations to effect the purchase and assumption transaction contemplated by this Agreement shall be subject to the satisfaction (or waiver by Buyer) prior to or on the Closing Date of the following conditions:

          (a) The representations and warranties made by Seller in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing
Date;

          (b) Seller shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

          (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and assumption transaction contemplated by this Agreement shall be in effect, nor shall any proceeding by any bank regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the purchase and assumption transaction contemplated by this Agreement which makes the consummation of such transaction illegal;

         (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the purchase and assumption transaction contemplated by this Agreement shall have been obtained in a manner and form reasonably satisfactory to Buyer, and all waiting periods required by law shall have expired;

         (e) Buyer shall have received all documents required to be received from Seller on or prior to the Closing Date, all in form and substance reasonably satisfactory to Buyer; and

         (f) Buyer shall have accepted status of title as reflected in the commitment for title insurance (as such commitment may have been modified) delivered by Seller pursuant to Section 5.04 hereof.

                          ARTICLE EIGHT

                   TERMINATION OR ABANDONMENT

     Section 8.01. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date.

                               14



     Section 8.02. Breach of Representations or Agreements. In the event that there is a material breach in any of the representations and warranties or agreements of Seller or Buyer, which breach is not cured within 30 days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

     Section 8.03. Failure of Conditions. In the event that any of the conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 8.02 hereof has lapsed, then such party may terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

     Section 8.04. Approval Denial. If any regulatory application filed pursuant to Section 6.01 hereof should be finally denied or disapproved by the respective regulatory authority, then this Agreement thereupon shall be deemed terminated and canceled; provided, however, that a request for additional information from, or undertakings by, the applicant, as a condition for approval, shall not be deemed to be a denial or disapproval so long as the applicant diligently provides the requested information or agrees to the requested undertaking. If any regulatory agency requests that an application be withdrawn and the applicant, in consultation with the other party to this Agreement, is unable to resolve the concern or objections of such agency, the applicant shall be deemed to have failed to obtain regulatory approval. In the event an application is denied but is subject to an appeal, petition for review, or similar such act on the part of the applicant (hereinafter referred to as the "appeal") then the application will be deemed denied unless the applicant and the other party to this Agreement agree in writing to appeal the denial and the applicant prepares and timely files such appeal and continues the appellate process for purposes of obtaining the necessary approval, provided, however, that Seller shall have the right, at its election, to terminate this Agreement if such appeal remains unresolved for a period exceeding 60 days.

     Section 8.05. Automatic Termination. If the Closing Date does not occur on or prior to a date within 180 days after the date of the Agreement, then this Agreement shall thereupon be terminated; provided, such 180-day period may be extended by the Seller by providing written notice of such extension to Buyer on or prior to the date this Agreement would otherwise terminate. Any such extension(s) shall be in the sole discretion of the Seller.

                          ARTICLE NINE

              TRANSITIONAL AND POST-CLOSING MATTERS

     Section 9.01.  Notification to Branch Office Customers.  Buyer shall:

          (a) jointly with Seller, as soon as practicable after the execution and delivery of this Agreement, prepare and mail to each depositor whose Deposit is to be assumed by Buyer, a letter, in form and substance mutually satisfactory to the parties, informing such depositor of the nature of such transaction and the continuing availability of services to be provided by the Buyer in the Branch Office on and after the Closing Date;

                                15



         (b) at its own cost and expense, cause to be printed deposit tickets, checks, withdrawal orders and all other requisite banking transactional forms for each account which constitutes a Deposit and mail such deposit tickets, checks, withdrawal orders and other forms to each customer having such an account so as to be received by such customer on or about the Closing Date, each such document to be encoded with Buyer's identification numbers and to be accompanied by Buyer's letter, in form and substance satisfactory to Seller, advising that, from and after the Closing Date, such newly issued deposit tickets, checks, withdrawal orders and other forms are to be used instead of the corresponding existing documents of Seller with respect to the customer's Deposit account maintained at the Branch Office, and that any such existing documents of Seller are to be destroyed; and

        (c) take any other actions required by law or regulation or by any court or regulatory authority to notify customers or depositors of the Branch Office or residents of the communities in which the Branch Office is located of the transfers and assumptions occurring pursuant to this Agreement. The out-of-pocket cost of the mailings required by subsections (a) and (b) of this section shall be borne by Buyer.

     Section 9.02. Payment of Instruments. Following the Closing, Buyer agrees to pay in accordance with law all checks, drafts, and withdrawal orders which are properly drawn by depositors with respect to the Deposits assumed by Buyer, which are duly endorsed (or for which necessary endorsements are deemed supplied by applicable law) and otherwise properly payable, in light of credit balances and overdraft privileges, if any, applicable to such depositors, and presented to Buyer by mail, over its counters, or through the check-clearing system of the banking industry, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of the Seller with respect to the balances due and owing to the depositors whose Deposits are assumed by Buyer.

     Section 9.03. Statements. Seller shall issue statements to its customers which include all transactions with respect to the Deposits through the close of business on the Closing Date, and Buyer shall issue statements for all transactions with respect to the Deposits thereafter.

     Section 9.04. Limited Correspondent. Seller shall act as Buyer's limited correspondent for the processing of checks, drafts and withdrawal orders drawn before or after the Closing on the draft, check or withdrawal order forms provided by Seller on Deposits assumed by Buyer hereunder, and Buyer will honor and pay all such checks, drafts and withdrawal orders if duly endorsed and to the extent that the credit balances or overdraft privileges of the drawers or makers permit; provided, that Seller shall present all such checks, drafts and withdrawal orders to the Buyer's designated courier within one (1) business day after such checks, drafts or withdrawals are received by Seller.

     Section 9.05. Uncollected Items. Buyer shall pay to Seller, not later than two (2) business days after demand, the amount of all uncollected items included in the Deposits on the Closing Date which are returned to Seller after the Closing Date as uncollected; provided, that Seller shall, upon Buyer's making such payment, deliver each such item to Buyer and shall assign to Buyer any and all rights which Seller may have or obtain in connection with such returned items.

                                16



     Section 9.06. Loans and Deposits. For a period of 60 calendar days after the Closing Date, Seller will forward to Buyer as soon as reasonably possible any loan payments received by Seller made with respect to Loans purchased by Buyer. Buyer shall reimburse Seller upon demand for checks returned on payments forwarded by Seller to Buyer. If the balance due on any Loan purchased pursuant to Section 1.01(d) has been reduced by Seller as a result of a payment by check received prior to the Closing Date, which item is returned after the Closing Date, the Acquisition Value represented by the Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Buyer to Seller promptly upon demand.

     Section 9.07. ACH. As soon as practicable following the Closing Date, Seller will notify all Automated Clearing House ("ACH") originators effecting debits or credits to the accounts of the Deposit Liabilities of the purchase and assumption transactions contemplated by this Agreement. For a period of 90 days beginning on the Closing
Date, Seller will honor all ACH items related to accounts of Deposit Liabilities which are mistakenly routed or presented to Seller. Seller will make no charge to Buyer for honoring such items, and will use its best efforts to transmit to Buyer via facsimile, by 10:00 a.m. or as soon as practicable thereafter, each day's ACH data that is to be posted that day. Items mistakenly routed or presented after the 90-day period may be returned to the presenting party. Seller and Buyer shall make arrangements to provide for the daily settlement with immediately available funds by Buyer of any ACH items honored by Seller.

     Section 9.08. Access to Records. Seller and Buyer mutually agree to maintain all records and other documents relating to the Assets and Assumed Liabilities for such periods as provided in Seller and Buyer's respective record retention policies and required by applicable law, and to examine, inspect, copy and reproduce such records and other documents relating to such Assets and Assumed Liabilities as may be reasonably requested by the other party. Any charges for such examination and photocopying shall be at a rate not greater than the examining party's customary rates for similar requests by its customers.

     Section 9.09. Information Reporting. With respect to the Loans and Deposits purchased and assumed by Buyer pursuant to this Agreement, Buyer shall be responsible for reporting to the customer and to the Internal Revenue Service (and any state or local taxing authority as required) all interest paid or earned after the Closing Date. In accordance with Section 9.08, Seller shall cooperate with Buyer in providing deposit information in the possession of Seller that will assist Buyer in meeting its reporting obligations referenced in the immediately preceding sentence.

     Section 9.10. Transition. From and after the date of this Agreement, Seller and Buyer agree to fully cooperate with and assist one another in connection with the transition and conversion of all customer accounts, files (including data processing files) and other information which are being purchased and assumed by Buyer pursuant to the terms hereof. Additionally, each of the Buyer and Seller agree to provide each other, upon reasonable prior notice, with such information and data as is necessary to allow the Seller and Buyer to comply with all tax, regulatory reporting, audit or other compliance obligations relating to the customers, employees and operations of the Branch Office, and each of Seller and Buyer agree to timely take any and all action as required by law to comply with such tax, regulatory and/or reporting obligations.

                                17



                          ARTICLE TEN

                        INDEMNIFICATION

     Section 10.01. Indemnification of Buyer. UPHC shall indemnify, hold harmless and defend Buyer (and each of Buyer's directors, officers, subsidiaries, successors and assigns, and affiliates) (collectively, the "Buyer's Indemnified Parties") from and against any and all damage, loss, liability, cost, claim, or expense (including reasonable legal fees and expenses) incurred or suffered by Buyer's Indemnified Parties (i) arising out of or resulting from the breach or inaccuracy of or failure to comply with any representation, warranty or covenant made by the Seller in this Agreement which survives the Closing Date as specified in Section 11.07 hereof; or (ii) arising out of or resulting from or based upon any Excluded Liabilities, as defined in Section 1.02(c) hereof.

     Section 10.02.  Indemnification of Seller.  Buyer shall
indemnify, hold harmless and defend Seller (and Seller's directors, officers, subsidiaries, successors and assigns, and affiliates) (collectively the "Seller's Indemnified Parties") from and against any and all damage, loss, liability, cost, claim, or expense
(including reasonable legal fees and expenses) incurred or suffered by Seller's Indemnified Parties (i) arising out of or resulting from the breach or inaccuracy of or failure to comply with any representation, warranty or covenant made by the Buyer in this Agreement which survives the Closing Date as specified in Section 11.07 hereof; (ii) by reason of any failure of the Buyer to pay, honor, perform or otherwise discharge the liabilities assumed pursuant to Sections 1.02(a), 1.02(b) and 2.03 hereof on or after the Closing Date; or (iii) arising out of or resulting from the Buyer's operation of the Branch Office on or after the Closing Date.

     Section 10.03. Procedure and Limitations. No indemnification will be provided under Sections 10.01 or 10.02 (i) for any claim for indemnification which is made more than one (1) year following the Closing Date; and (ii) unless the amount of any claim or aggregate claims exceeds $10,000, and then only to the extent of such excess.
Any indemnified party shall give the indemnitor prompt notice of any claim hereunder; provided, the failure to give such notice shall not affect the right to indemnification hereunder unless the indemnitor was materially prejudiced by such failure. The indemnitor shall have the right to defend at its own expense any claim for which the indemnitor is liable hereunder, but no settlement or compromise of such claim may be effected which materially affects the indemnified party without its consent thereto, which shall not be unreasonably withheld. The indemnified party shall cooperate with the indemnitor in the defense of any such claims and may participate therein with its own counsel at its own expense.

                         ARTICLE ELEVEN

                            GENERAL

     Section 11.01. Confidential Information. The parties acknowledge the confidential and proprietary nature of the "Information" (as herein described) that has heretofore been exchanged and that will be received from each other hereunder and agree to hold and keep, and to instruct their respective agents, representatives, shareholders, affiliates, employees and consultants to


                                18



hold and keep, such Information confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information that is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating and/or performing this transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

     Section 11.02. Publicity. Buyer and Seller shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the transaction contemplated herein and shall not issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which latter event the parties shall consult with each other regarding such responsive public disclosure.

     Section 11.03. Return of Documents. Upon termination of this Agreement without the purchase and assumption transaction contemplated by this Agreement becoming effective, each party (i) shall deliver to the other originals and all copies of all Information made available to such party, and, except as may otherwise be required by law or to protect the interests of either party, (ii) will not retain any copies, extracts or other reproductions in whole or in part of such information, and (iii) will destroy all memoranda, notes and other writings prepared by either party based on the Information.

     Section 11.04. Notices. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

          (a)  if to Seller or UPHC:

          Union Planters Bank, National Association
          7130 Goodlett Farms Parkway, Building A4E
          Cordova, Tennessee  38018
          Attention:     Robert S. Duncan
          Facsimile:     (901) 580-2259

          With a copy to:


                                19



          DD&F Consulting Group
          601 South Rock Street
          Little Rock, Arkansas  72202
          Attention:     Randy D. Dennis, President
          Facsimile:     (501) 374-3639
and

          (b)  if to Buyer:

          Jacksonville Savings Bank, SSB
          P.O. Box 401
          Jacksonville, Texas  75766
          Attention:     Jerry Chancellor, President
          Facsimile:     (903) 586-5044

          With copy to:

          Steven M. Ege
          Elias, Matz, Tiernan & Herrick L.L.P.
          734 15th Street, N.W., 12th Floor
          Washington, D.C.  20005
          Facsimile:     (202) 347-2172

or to such other address as any party may from time to time designate by notice to the others.

     Section 11.05. Expenses. Except as otherwise specifically provided herein, Seller and Buyer each shall pay all of their own out-of-pocket expenses incurred in connection with this Agreement, including, without limitation, appraisals, accounting and legal fees, and data processing charges, if any, whether or not the purchase and assumption transaction contemplated by this Agreement is consummated. The cost of the title insurance policy (including the related commitment) described in Section 5.04 hereof shall be borne equally by Seller and Buyer. All documentary stamps or similar transfer fees and recording costs with respect to the Real Property, and all sales taxes (if any) with respect to the Personal Property shall be paid by the Buyer.

     Section 11.06. Liabilities. In the event that this Agreement is terminated pursuant to the provisions of Article Eight hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, that, notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to
Section 8.02 hereof on account of a willful breach of any of the representations and warranties set forth herein, or any breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover its damages from the breaching party.

     Section 11.07. Nonsurvival of Representations, Warranties and Agreements. Except for, and as provided in, this Section 11.07, no representation, warranty or agreement contained in this Agreement shall survive the Closing Date or the earlier termination of this Agreement. The representations, warranties and/or agreements (as applicable) set forth in Articles Nine and Ten, and Sections
1.03, 2.03, 2.04(c), 2.05, 2.06, 3.09, 4.09, 5.05, 5.06 and 6.03
shall survive the

                                20



Closing Date, and the agreements set forth in Sections 11.01, 11.02,
11.03 and 11.06 shall survive the Closing Date or the earlier termination of this Agreement.

     Section 11.08. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements between the parties relating to the subject matter hereof.

     Section 11.09.  Headings and Captions.  The captions of
Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     Section 11.10. Waiver, Amendment or Modification. The conditions of this Agreement that may be waived may be waived only by written instrument duly executed by the party for which the condition(s) is intended to benefit. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to insist upon performance of the same. This Agreement may not be amended or modified except by a written instrument duly executed by the parties hereto.

     Section 11.11. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) "or" is not exclusive; and (c) words in the singular may include the plural and in the plural include the singular.

     Section 11.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

     Section 11.13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. There shall be no third-party beneficiaries hereof.

     Section 11.14. Governing Law; Assignment. This Agreement shall be governed by the laws of the State of Tennessee and applicable federal laws and regulations. Neither this Agreement, nor any of the rights, interests or obligations hereunder, shall be assigned by either of the parties hereto without the prior written consent of the other, except that Buyer may assign such rights (but shall retain such obligations) to a subsidiary or subsidiaries or a parent company of Buyer, or to a successor of substantially all of its business, without the consent of Seller.

     Section 11.15. Permitted Exceptions. The term "Permitted Exceptions" shall mean, with respect to the Real Property, ad valorem taxes for the current year, prior mineral reservations and conveyances and any other exceptions, restrictions, easements, rights of way and encumbrances customarily found with respect to commercial property and which do not materially and adversely affect the value or present use of the Real Property.

     Section 11.16. Time of Essence. The parties hereto agree that time is of the essence with respect to the performance of the obligations hereunder.


                                21


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   JEFFERSON HERITAGE BANK


                                   By: /s/  Robert S. Duncan
                                       --------------------------
                                   Name:    Robert S. Duncan
                                   Title:   Chairman

                                   UNION PLANTERS HOLDING
                                   CORPORATION


                                   By:  /s/ E. James House, Jr.
                                        --------------------------
                                   Name:    E. James House, Jr.
                                   Title:   Secretary

                                   JACKSONVILLE SAVINGS BANK, SSB


                                   By:  /s/ Jerry M. Chancellor
                                        --------------------------
                                   Name:    Jerry M. Chancellor
                                   Title:   President










                                22



                                                                 EXHIBIT 1

            BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                            BETWEEN

                    JEFFERSON HERITAGE BANK

                             AND

                 JACKSONVILLE SAVINGS BANK, SSB


   ASSIGNMENT AND ASSUMPTION OF DEPOSIT LIABILITIES AGREEMENT


     This ASSIGNMENT AND ASSUMPTION OF DEPOSIT LIABILITIES AGREEMENT is dated this _____ day of _______________, 2001, by and between JEFFERSON HERITAGE BANK, a federal savings bank ("Seller"), and JACKSONVILLE SAVINGS BANK, SSB, a Texas savings bank ("Buyer"). Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

                    W I T N E S S E T H:

     WHEREAS, Seller and Buyer have entered into a Branch Purchase and Assumption Agreement, dated as of _______________, 2001 (the "Agreement"), which provides for the assignment by Seller of all of its rights and interest in and to certain deposit accounts related to the Seller's office located at 119 South Market, Carthage, Texas (the "Branch Office"), and the assumption by Buyer of such deposit accounts, all as set forth in the Agreement.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by Seller and Buyer, Seller hereby assigns, transfers and sets over to Buyer all of Seller's rights and interest in and to, and Buyer does hereby assume all of Seller's liabilities and obligations with respect to, all Deposit Liabilities maintained at the Branch Office, as shown on the books and records of Seller as of the close of business on the Closing Date, as further specified in the Agreement.

     This Assignment and Assumption of Deposit Liabilities Agreement shall be binding upon and shall enure to the benefit of Seller, Buyer and each of their respective successors and assigns, and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.

     This Assignment and Assumption of Deposit Liabilities
Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Tennessee and applicable federal laws and regulations.



     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Deposit Liabilities Agreement to be executed as of the date first above written

                                   JEFFERSON HERITAGE BANK


                                   By:
                                      -----------------------------
                                   Name:  Robert S. Duncan
                                   Title: Chairman


                                   JACKSONVILLE SAVINGS BANK, SSB


                                   By:
                                      -----------------------------
                                   Name:  Jerry M. Chancellor
                                   Title: President








                                2



                                                                  EXHIBIT 2

            BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                           BETWEEN

                   JEFFERSON HERITAGE BANK

                             AND

                JACKSONVILLE SAVINGS BANK, SSB

       ASSIGNMENT AND ASSUMPTION OF CONTRACTS AGREEMENT


     This ASSIGNMENT AND ASSUMPTION OF CONTRACTS AGREEMENT is dated this _____ day of _______________, 2001, by and between JEFFERSON HERITAGE BANK, a federal savings bank ("Seller"), and JACKSONVILLE SAVINGS BANK, SSB, a Texas savings bank ("Buyer"). Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

                    W I T N E S S E T H:

     WHEREAS, Seller and Buyer have entered into a Branch Purchase and Assumption Agreement, dated as of __________, 2001 (the "Agreement"), which provides for the assignment by Seller of all of its rights and interest in and to certain contracts and leases related to the Seller's office located at 119 South Market, Carthage, Texas (the "Branch Office"), and the assumption by Buyer of such contract and lease liabilities and obligations, all as set forth in the Agreement.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by Seller and Buyer, Seller hereby assigns, transfers and sets over to Buyer all of Seller's rights and interest in and to, and Buyer does hereby assume all of Seller's liabilities and obligations with respect to, the following:

          (a)  All contracts related to the Safe
          Deposit Box Business at the Branch Office as further specified in the Agreement; and

          (b)  All contracts relating to the operation
          or maintenance of the Branch Office, as
          further specified in the Agreement.

     This Assignment and Assumption of Contracts Agreement shall be binding upon and shall enure to the benefit of Seller, Buyer and each of their respective successors and assigns, and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.



     This Assignment and Assumption of Contracts Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Tennessee and applicable federal laws and regulations.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Contracts Agreement to be executed as of the date first above written.

                                   JEFFERSON HERITAGE BANK


                                   By:
                                      -----------------------------
                                   Name:  Robert S. Duncan
                                   Title: Chairman


                                   JACKSONVILLE SAVINGS BANK, SSB


                                   By:
                                      -----------------------------
                                   Name:  Jerry M. Chancellor
                                   Title: President











                                2



                                                                EXHIBIT 3

            BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                            BETWEEN

                    JEFFERSON HERITAGE BANK

                             AND

                 JACKSONVILLE SAVINGS BANK, SSB

                        BILL OF SALE


     This BILL OF SALE is dated this _____ day of _______________, 2001, by JEFFERSON HERITAGE BANK, a federal savings bank ("Seller"). Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement
(as defined below).

                     W I T N E S S E T H:

     WHEREAS, Seller and JACKSONVILLE SAVINGS BANK, SSB, a Texas savings bank ("Buyer"), have entered into a Branch Purchase and Assumption Agreement, dated as of ___________, 2001 (the "Agreement"), which provides for the sale by Seller to Buyer of the Personal Property, Loans, Safe Deposit Box Business, Records and Cash on Hand related to the Seller's office located at 119 South Market, Carthage, Texas (the "Branch Office"), all as set forth in the Agreement.

     NOW, THEREFORE, Seller, for good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, set over, convey and transfer to Buyer all of its right, title and interest in and to the following assets (the "Assets"):

          (a)  The furniture, fixtures, equipment,
          improvements and other items of tangible personal property located at the Branch
          Office as of the close of business on the Closing Date, together with sign structures and all personal property used in connection with the Safe Deposit Box Business being transferred to Buyer, as more specifically described in the Agreement;

          (b)  All of the Loans attributed to the
          Branch Office as of the Closing Date, as further described and modified in Section
          1.01(d) of the Agreement, which assignment is being made without recourse against Seller, a list of such specific Loans to be attached hereto on or before the Adjustment Payment
          Date;

          (c)  All of Seller's Records; and

          (d)  All of Seller's Cash on Hand.



     Seller does hereby covenant and agree to and with Buyer that it (i) is seized of, and has the right to convey to Buyer, such title to the Assets as is provided in the Agreement, (ii) will warrant and defend said title to the Assets in the manner provided in the Agreement, and (iii) shall, from time to time, at the request of Buyer, execute, acknowledge and deliver to Buyer any and all further instruments, documents, endorsements, assignments, information, materials and other papers as may be reasonably required to transfer the Assets to Buyer, including any collateral in which Buyer has an interest and which secures the Loans, so as to enable Buyer to bill, collect, service and administer the Loans, and to give full force and effect to the full intent and purposes of this Bill of Sale.

     This Bill of Sale, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Tennessee and applicable federal laws and regulations.

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed as of the date first above written.

                                   JEFFERSON HERITAGE BANK


                                   By:
                                      -----------------------------
                                   Name:  Robert S. Duncan
                                   Title: Chairman















                                2



                                                           EXHIBIT 4

              BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                              BETWEEN

                      JEFFERSON HERITAGE BANK

                               AND

                  JACKSONVILLE SAVINGS BANK, SSB

ASSIGNMENT, TRANSFER AND APPOINTMENT OF SUCCESSOR TRUSTEE FOR IRA

                             ACCOUNTS

     This ASSIGNMENT, TRANSFER AND APPOINTMENT OF SUCCESSOR TRUSTEE FOR IRA ACCOUNTS is dated this _____ day of _______________, 2001, by and between JEFFERSON HERITAGE BANK, a federal savings bank ("Seller"), and JACKSONVILLE SAVINGS BANK, SSB, a Texas savings bank ("Buyer"). Capitalized terms not otherwise defined herein shall have the same meaning as specified in the Agreement (as defined below).

                      W I T N E S S E T H:

     WHEREAS, Seller and Buyer have entered into a Branch Purchase and Assumption Agreement, dated as of ___________, 2001 (the "Agreement"), with respect to the Seller's office located at 119 South Market, Carthage, Texas (the "Branch Office"), which provides for the Seller to resign from its position as trustee and custodian with respect to any IRA Account which includes as one or more of its assets a Deposit being transferred to Buyer pursuant to the Agreement, and to designate and appoint Buyer as the successor trustee and custodian with respect to each such IRA Account, all as set forth in the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by Seller and Buyer, the Seller and the Buyer hereby take the following actions:

          (a)  Seller hereby resigns as trustee and
          custodian with respect to each IRA Account as to which Seller is a trustee or custodian and as to which one or more of the assets included in such IRA Account is a Deposit
          Liability associated with the Branch Office being assumed by Buyer, and hereby designates and appoints Buyer as successor trustee and custodian under such IRA Account; and

          (b)  Buyer hereby accepts such appointment
          and assumes and agrees to perform the
          obligations required to be performed by it as trustee and custodian with respect to each such IRA Account, as further specified in the Agreement.

     This Assignment, Transfer and Appointment of Successor
Trustee for IRA Accounts shall be binding upon and shall enure to the benefit of Seller, Buyer and each of their respective successors and assigns, and shall be subject to the terms and conditions of the Agreement. In the event of a conflict between any of the terms and provisions hereof and the Agreement, the Agreement shall be deemed to control.

     This Assignment, Transfer and Appointment of Successor
Trustee for IRA Accounts, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Tennessee and applicable federal laws and regulations.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment, Transfer and Appointment of Successor Trustee for IRA
Accounts to be executed as of the date first above written.

                                   JEFFERSON HERITAGE BANK


                                   By:
                                      -----------------------------
                                   Name:  Robert S. Duncan
                                   Title: Chairman


                                   JACKSONVILLE SAVINGS BANK, SSB


                                   By:
                                      -----------------------------
                                   Name:  Jerry M. Chancellor
                                   Title: President















                                2



                                                             EXHIBIT 5

                     LIMITED POWER OF ATTORNEY
                       (Carthage Facility)

     THIS LIMITED POWER OF ATTORNEY is dated this _____ day of
______________, 2001, by JEFFERSON HERITAGE BANK, a federal savings bank ("Jefferson Heritage"), to be effective as of __:__
_.m. on the date hereof.

                      W I T N E S S E T H:

     WHEREAS, Jefferson Heritage and Jacksonville Savings Bank, SSB, a Texas savings bank ("Buyer"), entered into a Branch Purchase and Assumption Agreement, dated as of _______________, 2001 (the "Agreement"), which provides for the sale by Jefferson Heritage to Buyer of certain personal property; and

     WHEREAS, in the Agreement or in a Bill of Sale of even date herewith (the "Bill of Sale"), Jefferson Heritage has agreed, from time to time, at the request of Buyer, to execute, acknowledge and deliver to Buyer any and all instruments, documents, endorsements, assignments, information, materials and other papers that may be reasonably required to (i) transfer to Buyer certain Assets (as defined in the Bill of Sale) being acquired by Buyer pursuant to the Agreement, including loans and the collateral therefor to the extent of Jefferson Heritage's interest in such collateral and files relating to such loans,
(ii) enable Buyer to bill, collect, service and administer the loans transferred thereby and (iii) give full force and effect to the intent and purposes of the Bill of Sale.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Jefferson Heritage hereby appoints and authorizes for a period of 90 days from the date hereof, the President or any Vice President, or the Secretary or any Assistant Secretary, of Buyer as its attorney-in-fact solely for the purpose of endorsing, without recourse, and recording, pursuant to the Bill of Sale and/or the Agreement, any and all instruments, documents, endorsements, assignments, information, materials, and any other papers including, but not limited to, certificates of title for vehicles and similar documents (collectively, the "Collateral Instruments"), provided such limited power of attorney is not intended to and does not convey to Buyer any right to endorse or record any Collateral Instruments relating to collateral other than collateral transferred pursuant to the Bill of Sale as described in the preceding paragraph.

                                   JEFFERSON HERITAGE BANK


                                   By:
                                      -----------------------------
                                   Name:  Robert S. Duncan
                                   Title: Chairman













STATE OF TEXAS      )
                    )
COUNTY OF __________)

     I, _________________________, a Notary Public in and for
said county in said state, hereby certify that Robert S. Duncan, whose name as Chairman of Jefferson Heritage Bank is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this date that, being informed of the contents of the conveyance, he, as such officer and with full authority, executed the same voluntarily for and as the act of said bank. Given under my hand this _____ day of _______________, 2001.


My Commission Expires:             _________________________
                                   Notary Public
____________________
(SEAL)



















                                2



                          AMENDMENT NUMBER 1 TO THE

                 BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                                   between

                           JEFFERSON HERITAGE BANK

                                    and

                       JACKSONVILLE SAVINGS BANK, SSB

                             -CARTHAGE FACILITY-
                               CARTHAGE, TEXAS

     WHEREAS, Jefferson Heritage Bank, a federal savings bank with its main office located in Denton, Texas ("Seller"), Union Planters Holding Corporation, a Tennessee corporation ("UPHC"), and Jacksonville Savings Bank, SSB, a Texas savings bank with its main office located in Jacksonville, Texas ("Buyer") entered into a Branch Purchase and Assumption Agreement dated June 28, 2001 (the "Agreement");

     WHEREAS, the Seller, UPHC and Buyer desire to modify certain provisions of the Agreement so as to allow for a Closing (as defined in Section 2.02 of the Agreement) on or about November 9, 2001; and

     WHEREAS, Section 11.10 of the Agreement provides that the Agreement may not be amended or modified except by a written instrument duly executed by the parties thereto.

     NOW, THEREFORE, BE IT RESOLVED, in consideration of the mutual covenants herein set forth, the Seller, UPHC and Buyer do hereby agree to the following amendments to the Agreement:

     1. Section 2.02 of the Agreement is restated to read as set forth below:

          Section 2.02. The Closing Date. The Closing shall take place on a date mutually agreed upon, in writing, by the parties, but in any case, on or before the later of November 15, 2001 or the thirty-first
     (31st) day following the receipt of all approvals from any regulatory authorities having jurisdiction over the transaction contemplated hereby, and the satisfaction of all conditions and the lapse of all applicable waiting periods associated therewith. The purchase and assumption transaction contemplated by this Agreement shall become effective at the close of business on the day of the Closing (the "Closing Date").

     2. Section 4.07 of the Agreement is restated to read as set forth below:

          Section 4.07.  Compliance with Capital Adequacy and Debt
     Guidelines.  Buyer, on   a stand-alone basis, meets or exceeds, as of
     March 31, 2001, and on a pro forma basis as of such date reflecting the purchase and assumption transaction contemplated hereby, (i) all applicable capital adequacy regulatory standards and (ii) all applicable debt-to-equity regulatory guidelines. Buyer knows of no reason why the approvals, consents or waivers of governmental authorities required to complete the purchase and assumption transaction contemplated hereby will not be obtained in a timely manner so as to permit the consummation of such transaction to occur on or before November 15, 2001.

     The Seller, UPHC and Buyer intend that the Agreement and this Amendment Number 1 to the Agreement embody the entire agreement between the Seller, UPHC and Buyer with respect to the matters agreed to in the Agreement, as amended.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment Number 1 to the Agreement as of this 22 day of August 2001.

                             JEFFERSON HERITAGE BANK


                             By:     /s/ Robert S. Duncan
                                  --------------------------------------
                                  Name:  Robert S. Duncan
                                  Title: Chairman

                             UNION PLANTERS HOLDING CORPORATION


                             By:     /s/ E. James House, Jr.
                                  --------------------------------------
                                  Name:  E. James House, Jr.
                                  Title: Secretary

                             JACKSONVILLE SAVINGS BANK, SSB


                             By:     /s/ Jerry M. Chancellor
                                  --------------------------------------
                                  Name:  Jerry M. Chancellor
                                  Title: President